UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2010

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Shareholders held on May 21, 2010, we adjourned a portion of the meeting until June 18, 2010 because under New York Stock Exchange rules there were not enough votes cast on Proposal 3 (adoption of the Hecla Mining Company 2010 Stock Incentive Plan).

The adjourned portion of the meeting was held at our corporate headquarters at 10:00 a.m., Friday, June 18, 2010, and sufficient votes were received to approve Proposal 3.  The count of shares present at the meeting for Proposal 3, in person or proxy, was 121,669,814, or 50.22% of the 242,175,828 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting as of the record date (March 23, 2010).   The results for Proposal 3 are as follows:

Proposal 3. Approval for the adoption of our 2010 Stock Incentive Plan and to reserve up to 20,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
85,478,904	28,421,074	7,769,836	51,487,718

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

	By:	/s/ David C. Sienko
David C. Sienko
Dated: June 18, 2010		Vice President and General Counsel

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